Exhibit 99.2

NOTICE OF GUARANTEED DELIVERY

GREAT LAKES DREDGE & DOCK CORPORATION

OFFER TO EXCHANGE

$325,000,000 aggregate principal amount of its 8.000% Senior Notes due 2022 that have been registered under the Securities Act of 1933 (CUSIP: 390607 AE9) (which we refer to as the “New Notes”)

for any and all of its outstanding unregistered 8.000% Senior Notes due 2022

(Rule 144A CUSIP: 390607 AD1 and Regulation S CUSIP: U39023 AF0) (which we refer to as the “Old Notes”)

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON                 , 2017, THE 21ST BUSINESS DAY FOLLOWING THE BELOW-LISTED DATE OF THE PROSPECTUS (THE “EXPIRATION DATE”), UNLESS EXTENDED.

TENDERS MAY BE WITHDRAWN PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

Registered holders of 8.000% Senior Notes due 2022 (the “Old Notes”) issued by Great Lakes Dredge & Dock Corporation, a Delaware corporation (the “Company”), who wish to tender their Old Notes in exchange for a like principal amount of new 8.000% Senior Notes due 2022 (the “New Notes”), and whose Old Notes are not immediately available or who cannot deliver their New Notes and Letter of Transmittal (and any other documents required by the Letter of Transmittal) to Wells Fargo Bank, N.A. (the “Exchange Agent”) prior to the Expiration Date, may use this Notice of Guaranteed Delivery.

This Notice of Guaranteed Delivery may be delivered by hand or sent by facsimile transmission (receipt confirmed by email and an original delivered by guaranteed overnight courier) or mailed to the Exchange Agent. See “Exchange Offer—Guaranteed Delivery Procedures” in the Prospectus.

The exchange agent for the exchange offer is:

Wells Fargo Bank, N.A., Exchange Agent

By Registered, Certified or Regular Mail,

or Overnight Courier Delivery:

Wells Fargo Bank, N.A.

Corporate Trust Operations

MAC N9300-070

600 Fourth Street South, 7th Floor

Minneapolis, Minnesota 55415

Facsimile Transmissions:

(Eligible Institutions Only)

(612) 667-6282

Attention: Bondholder

Communications

To Confirm by Telephone

Or for Information Call:

(800) 344-5128, Option 0

Attention: Bondholder

Communications

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION VIA A FACSIMILE TRANSMISSION TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an eligible guarantor institution (as defined in the Prospectus), such signature guarantee must appear in the applicable space provided on the Letter of Transmittal for Guarantee of Signatures.

No representation is made as to the correctness or accuracy of any CUSIP number listed in this Notice of Guaranteed Delivery or printed on the Old Notes or New Notes. The Company, the Exchange Agent, and the Trustee shall not be responsible for the selection or use of any CUSIP numbers. The CUSIP numbers listed herein are provided solely for the convenience of the holders.

Ladies and Gentlemen:

The undersigned hereby tenders the principal amount of Old Notes indicated below, upon the terms and subject to the conditions contained in the Prospectus, dated                     , 2017, of Great Lakes Dredge & Dock Corporation (the “Prospectus”), receipt of which is hereby acknowledged.

DESCRIPTION OF OLD NOTES TENDERED

Name of Tendering Holder	Name and address of registered holder as it appears on the Old Notes (Please Print)	Certificate Number(s) of Old Notes Tendered (or Account Number at Book-Entry Facility)	Principal Amount of Old Notes Tendered

SIGN HERE

Name of Registered or Acting Holder:

Signature(s):

Name(s) (please print):

Address:

Telephone Number:

Date:

If Old Notes will be tendered by book-entry transfer, provide the following information:

DTC Account Number:

Date:

THE FOLLOWING GUARANTEE MUST BE COMPLETED

GUARANTEE OF DELIVERY

(Not to be used for signature guarantee)

The undersigned, a member of a recognized signature guarantee medallion program within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees to deliver to the Exchange Agent at its address set forth on the reverse hereof, the certificates representing the Old Notes (or a confirmation of book-entry transfer of such Old Notes into the exchange agent’s account at the book-entry facility), together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, and any other documents required by the Letter of Transmittal within three New York Stock Exchange trading days after the Expiration Date (as defined in the Letter of Transmittal).

Name of Firm:
(Authorized Signature)

Address:	Title:

Name:
(Zip Code)	(Please type or print)

Area Code and Telephone No.:	Date:

NOTE:	DO NOT SEND OLD NOTES WITH THIS NOTICE OF GUARANTEED DELIVERY. OLD NOTES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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